Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Nos. 333-168010 and 333-168010-01

ENTERGY ARKANSAS RESTORATION FUNDING, LLC	PRELIMINARY TERM SHEET	August 9, 2010

Entergy Arkansas Restoration Funding, LLC
Issuing Entity

$124,100,000*

Senior Secured Storm Recovery Bonds

Transaction Summary

We, Entergy Arkansas Restoration Funding, LLC, are issuing $124,100,000* of Senior Secured Storm Recovery Bonds (the “bonds”).  The bonds are our senior secured obligations secured by storm recovery property, which includes the right to a special, irrevocable nonbypassable charge (“storm recovery charge”) paid by all retail electric customers in the certificated service territory of Entergy Arkansas, Inc. (“Entergy Arkansas” or “EAI”) based on their consumption of electricity, as discussed below.

In January 2009, Arkansas was struck by an ice storm, which caused widespread damage to infrastructure and power outages throughout EAI’s certificated service territory.  In response to the damage to the utility infrastructure the Arkansas legislature passed the Arkansas Electric Utility Storm Recovery Securitization Act (the “Act”), codified as Subchapter 9 of Chapter 18 of Title 23 of the Arkansas Code, authorizing the Arkansas Public Service Commission (the “APSC”) to issue financing orders allowing for the securitization of storm recovery costs.  The Act authorizes electric utilities in Arkansas, including EAI, to finance the recovery of certain costs incurred as a result of any named tropical storm or hurricane, tornado, ice or snow storm, flood, earthquake or other significant weather event or natural disaster that occurred in 2009 or thereafter (which costs are referred to under the Act as “storm recovery costs”), as well as the debt service costs and other costs of issuing, supporting and servicing storm recovery bonds (“financing costs”), through the issuance of storm recovery bonds.  An Arkansas utility must apply to the APSC for a financing order under the Act to authorize the issuance of storm recovery bonds.  The APSC issued a financing order to EAI on June 16, 2010 which became final and non-appealable on July 1, 2010 and will become irrevocable upon issuance of the bonds (the “financing order”).  Pursuant to the financing order, EAI established the issuing entity as a bankruptcy remote special purpose subsidiary company to issue the bonds.

In the financing order, the APSC authorized a storm recovery charge to be imposed on all retail electric customers (approximately 689,380 customers as of December 31, 2009) who receive transmission or distribution service in Entergy Arkansas’ service territory to pay principal and interest on the bonds and other expenses relating to the bonds.  Entergy Arkansas, as initial servicer, will collect storm recovery charges on our behalf and remit received storm recovery charges within two business days after receipt of the storm recovery charges to the indenture trustee.  The financing order requires that the APSC approve adjustments to the storm recovery charges semi-annually (or quarterly after the scheduled final payment date) to ensure that storm recovery charge collections will be sufficient to make all scheduled payments of principal, interest and other required amounts and charges in respect of the bonds during the next two payment periods and to replenish draws on the capital subaccount (the “true-up mechanism”).  In the event that forecasted sales to any customer class decreases by more than 10% of base period sales, all retail electric customers will cross share in the liabilities of all other retail electric customers for the payment of storm recovery charges through the true-up mechanism.

The APSC guarantees that it will act pursuant to the financing order to ensure that storm recovery charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the bonds.  The obligations of the State of Arkansas and the APSC set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the State of Arkansas and the APSC.

The bonds are not a liability of Entergy Arkansas or any of its affiliates (other than us).  The bonds are not a debt or general obligation of the State of Arkansas, the APSC or any other governmental agency or instrumentality, and are not a charge on the full faith and credit or taxing power of the State of Arkansas or any other governmental agency or instrumentality.

This Preliminary Term Sheet has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any bonds in any jurisdiction where such offer or sale is prohibited.  Please read the important information and qualifications on page 12 of this Preliminary Term Sheet.

Morgan Stanley Sole Manager and Bookrunner

* Preliminary; subject to change

ENTERGY ARKANSAS RESTORATION FUNDING, LLC	PRELIMINARY TERM SHEET	August 9, 2010

$124,100,000*

Entergy Arkansas Restoration Funding, LLC
Senior Secured Storm Recovery Bonds

Summary of Terms

Anticipated Structure*

Tranche	Weighted Average Life (Years)	Size ($)	Scheduled Final Payment Date	Final Maturity Date	Scheduled Sinking Fund Payments Begin	No. of Scheduled Semi-annual Sinking Fund Payments
Tranche A-1	5.45	124,100,000*	May 1, 2020	August 1, 2021	May 1, 2011	19
* Preliminary; subject to change

Issuing Entity and Capital Structure
Entergy Arkansas Restoration Funding, LLC is a special purpose bankruptcy-remote limited liability company wholly-owned by Entergy Arkansas.  We have no commercial operations and were formed solely to purchase and own the storm recovery property (defined in “Credit/Security”), to issue the bonds and to perform activities incidental thereto.

In addition to the storm recovery property, our assets include a capital investment by Entergy Arkansas in the amount of 0.5% of the bonds’ principal amount issued.  This capital contribution will be held in the capital subaccount.  We have also created an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all payments on the bonds have been made on any payment date.

Securities Offered
Senior secured sinking fund fixed-rate bonds, as listed above, scheduled to pay principal and interest semi-annually in accordance with the expected sinking fund schedule.  See “Expected Sinking Fund Schedule.”

Expected Credit Ratings	“Aaa”/“AAA”/“AAA” by Moody’s, S&P and Fitch, respectively.
Payment Dates and Interest Accrual
Interest payable semi-annually, May 1st and November 1st, and on the scheduled final payment date, or, if any such day is not a business day, the following business day.  Interest will be calculated at a fixed rate on a 30/360 basis.  The first interest and scheduled principal payment date is May 1, 2011.

Interest is due on each payment date and principal is due upon the legal final maturity date, but is expected on the scheduled final payment date for the bonds.
Optional Redemption	None. Non-call for the life of the bonds.
Average Life	Stable. Prepayment is not permitted; there is no prepayment risk. Extension is possible but the risk is statistically insignificant.
Credit/Security
The bonds are secured by the storm recovery property, which includes the irrevocable right to impose, bill, collect and receive a nonbypassable storm recovery charge, from all retail electric customers (approximately 689,380 customers as of December 31, 2009) who receive transmission and distribution service in Entergy Arkansas’ service territory.  The Act requires that storm recovery charges be set and adjusted to collect amounts sufficient to pay principal, interest and other amounts related to the bonds on a timely basis.  Funds on deposit in the collection account and related subaccounts and our rights under various transaction documents are also pledged to secure the bonds. See also “Issuing Entity and Capital Structure” and “True-up Mechanism for Payment of Scheduled Principal and Interest.”

Storm Recovery Property/Cross Sharing of Liabilities
The storm recovery property securing the bonds is not a pool of receivables.  It consists of all of the rights and interests of Entergy Arkansas under the financing order transferred to us in connection with the issuance of the bonds, including the irrevocable right to impose, bill, collect and receive nonbypassable storm recovery charges and the right to implement the true-up mechanism.  The Act authorizes the creation of storm recovery property pursuant to the financing order. The storm recovery property is protected by the State Pledge described below.  Through the true-up mechanism, all retail electric customers will cross share in the liabilities of all other retail electric customers for the payment of storm recovery charges in the event that forecasted sales to any customer class decreases by more than 10% of base period sales.

Nonbypassable Storm Recovery Charges
The APSC has a right from the government of the State of Arkansas to require the imposition on, and collection of storm recovery charges from, all existing and future retail electric customers receiving transmission or distribution service from EAI located within EAI’s service territory.

True-up Mechanism for Payment of Scheduled Principal and Interest
The Act authorizes, and the financing order requires, that the servicer will make mandatory true-up adjustments semi-annually (or quarterly during the period between the scheduled final payment date and the legal final maturity of the bonds) to ensure that storm recovery charge collections will be sufficient to make all scheduled payments of principal, interest and other required amounts and charges in respect of the bonds during the next two payment periods (approximately 12 months) and to replenish any draws upon the capital subaccount. The Act does not cap the level of storm recovery charges that may be imposed on retail electric customers as a result of the true-up process.
The APSC guarantees that it will act pursuant to the financing order to ensure that storm recovery charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the bonds.

Obligations of the State of Arkansas and the APSC
The financing order provides that the true-up mechanism and all other obligations of the State of Arkansas and the APSC set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the State of Arkansas and the APSC.

State Pledge
The State of Arkansas and its agencies, including the APSC, has pledged in the Act that the State will not alter the provisions of the Act that make storm recovery charges irrevocable, binding and nonbypassable charges, nor take or permit any action that impairs or would impair the value of the storm recovery property, or, except as permitted in connection with a true-up adjustment authorized by the Act, reduce, alter or impair the storm recovery charges to be imposed, collected and remitted to the storm recovery bondholders until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the storm recovery bonds, have been paid and performed in full.  Nothing in this pledge (the “State Pledge”) shall preclude limitation or alteration of the Act or the financing order if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the holders of the storm recovery bonds and any assignee or financing party entering into a contract with EAI.

Tax Treatment	Bonds will be treated as the debt of Entergy Arkansas, our sole member, for U.S. federal income tax purposes.
Type of Offering	Securities and Exchange Commission (the “SEC”) registered.
ERISA Eligible	Yes, as described in the base prospectus.

OTHER CONSIDERATIONS
Parent/Servicer/Sponsor
Entergy Arkansas is an operating subsidiary of Entergy Corporation, a Delaware corporation based in New Orleans, Louisiana (“Entergy”). Entergy is an integrated energy company engaged primarily in electric power production and retail distribution operations.  Neither Entergy Arkansas nor Entergy nor any other affiliate (other than us) is an obligor of the storm recovery bonds.

Entergy Arkansas is a public utility engaged in the generation, transmission, distribution and sale of electric energy in the State of Arkansas.  As of December 31, 2009, Entergy Arkansas provided electric service to approximately 689,380 retail customers in its service territory.  During the 12 months ended December 31, 2009, Entergy Arkansas’ total deliveries in Arkansas were approximately 37.5% residential, 29.2% commercial, 32% industrial and 1.3% government and municipal.

Sole Manager and Bookrunner	Morgan Stanley & Co. Incorporated.

SETTLEMENT
Indenture Trustee	The Bank of New York Mellon, a New York banking corporation.
Expected Settlement	August 18, 2010, settling flat. DTC, Clearstream and Euroclear.
Use of Proceeds	Paid to Entergy Arkansas to reduce the amount of storm recovery costs.
More Information	For a complete discussion of the proposed transaction, please read the base prospectus and the accompanying preliminary prospectus supplement.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC	PRELIMINARY TERM SHEET	August 9, 2010

Parties to Transaction and Responsibilities
The following chart represents a general summary of the parties to the transactions underlying the offering of the bonds, their roles and their various relationships to the other parties:

Retail Electric Customers*
Approves Storm Recovery Charges on Customer Bills; Issues Financing Order to EAI
Pay Storm Recovery Charges based on Electricity Consumption
Arkansas Public Service Commission (APSC)
Confirms Calculations of Storm Recovery Charges by Customer Class to meet Payment Schedule; Submits True-Up Filings to APSC
Entergy Arkansas, Inc. (EAI)
(Seller, Initial Servicer and Sponsor)
Remits to Trustee all Actual Storm Recovery Charges Collected
Issues the Bonds; Purchases Storm Recovery Property from EAI with Bond Proceeds (net of issuance costs)
Storm Recovery Bond Trustee
Entergy Arkansas Restoration Funding, LLC (Issuing Entity)
Pays Principal and Interest Semi-Annually (Fixed)**
Bonds
Bondholders
Bond Proceeds

Flow of Funds
The following chart represents a general summary of the flow of funds following issuance of the bonds:

Retail Electric Customers*
Storm Recovery Charges ($)
Servicer:
Entergy Arkansas, Inc.
(Regulated by APSC)
Storm Recovery Charges ($)
Bond Trustee
Principal and Interest Payments ($)**
Bondholders
Issuing Entity:
Entergy Arkansas Restoration Funding, LLC
(Expected bond ratings – Aaa/AAA/AAA)
Bankruptcy Remote

*	As of December 31, 2009, Entergy Arkansas had, respectively, approximately 689,380 retail customers in its service territory.
**	Payments of principal and interest will follow payment of certain fees and operating expenses.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC	PRELIMINARY TERM SHEET	August 9, 2010

Key Questions and Answers on the True-Up Mechanism

Q1:	Could the financing order be rescinded or altered?

A:         No.  The Act and the financing order provide that the financing order is irrevocable upon issuance of the bonds.

Q2:	Could the Act be repealed or altered in a manner that will impair the value of the security or prevent timely repayment of the bonds?

A:         Not without potentially violating the State Pledge in the Act.  Any such action by the State of Arkansas that impairs the value of the security or timely repayment of the bonds would violate the State Pledge in the Act not to take such action, unless the State of Arkansas or the APSC acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting Entergy Arkansas’ service territory, or if the State of Arkansas otherwise acts in the valid exercise of the State’s police power.

Q3:	Are the APSC’s obligations under the financing order, including its obligations to implement the true-up mechanism, enforceable by bondholders?

A:         Yes.  The financing order provides that the true-up mechanism and all other obligations of the APSC and the State of Arkansas set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the bonds, and are legally enforceable against the State of Arkansas and the APSC.

Q4:
Are there any reasonably foreseeable circumstances in which the true-up mechanism would not be required to be applied to customer bills, e.g., economic recession, temporary power shortages, blackouts, or bankruptcy of the parent company?

A:         No.  Once the bonds are issued, the provisions of the irrevocable financing order that relate to the bonds (including the true-up mechanism) are unconditional.  If collections differ or are projected to differ from forecasted revenues, regardless of the reason, Entergy Arkansas is required semi-annually, and, if necessary quarterly following the final scheduled payment date, to submit to the APSC an adjustment to the storm recovery charges as necessary to ensure the imposition of charges sufficient to provide payment of principal and interest on the bonds and other costs, including fees and expenses, in connection with the bonds on a timely basis.  Under the financing order, the APSC will confirm the mathematical accuracy of the submission and approve the imposition of the adjusted storm recovery charges within 15 days.  The adjusted storm recovery charges will immediately be reflected on the customer’s next bill.  Any errors identified by the APSC will be corrected in the next true-up adjustment.

Q5:	Can customers avoid paying storm recovery charges?

A:         No.  The Act provides that the storm recovery charges are nonbypassable.  Nonbypassable means that these charges will be payable by all retail customers located within Entergy Arkansas’ certificated service territory, even if the utility goes out of business or its service area is acquired by another utility or is municipalized.

Q6:	Is there any cap or limit on the amount of the storm recovery charge for any customer?

A:         No.

Q7:	What happens if, for any reason, electricity usage and, as a result, related storm recovery charges, are less than projected at any time over the life of the bonds?

A:         The storm recovery charges paid by all retail electric customers will be increased to ensure payment of the bonds pursuant to the true-up mechanism.

Q8:	What if customers leave Entergy Arkansas’ service territory or fail to pay the storm recovery charges?

A:         In the event customers leave Entergy Arkansas’ service territory or fail to pay the storm recovery charges the true-up mechanism allows us to recalculate the storm recovery charges such that those ratepayers who do pay will make up the difference.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC	PRELIMINARY TERM SHEET	August 9, 2010

Expected Sinking Fund Schedule*

Semi-Annual Payment Date	Tranche A-1 Principal Repayment
Initial tranche balance	$124,100,000*

5/1/2011	4,049,445
11/1/2011	6,122,018
5/1/2012	5,975,388
11/1/2012	6,225,933
5/1/2013	6,164,273
11/1/2013	6,389,559
5/1/2014	6,301,222
11/1/2014	6,489,836
5/1/2015	6,508,001
11/1/2015	6,711,379
5/1/2016	6,602,375
11/1/2016	6,831,585
5/1/2017	6,804,480
11/1/2017	7,011,002
5/1/2018	6,955,854
11/1/2018	7,162,875
5/1/2019	7,142,412
11/1/2019	7,355,425
5/1/2020	7,296,939

Number of payments	19

*	Preliminary; subject to change.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC	PRELIMINARY TERM SHEET	August 9, 2010

Expected Amortization Schedule*

Outstanding Principal Balance

Semi-Annual Payment Date	Tranche A-1 Balance
8/18/2010 (Closing Date)	$124,100,000*

5/1/2011	120,050,555
11/1/2011	113,928,538
5/1/2012	107,953,150
11/1/2012	101,727,217
5/1/2013	95,562,944
11/1/2013	89,173,385
5/1/2014	82,872,163
11/1/2014	76,382,327
5/1/2015	69,874,326
11/1/2015	63,162,947
5/1/2016	56,560,572
11/1/2016	49,728,987
5/1/2017	42,924,507
11/1/2017	35,913,506
5/1/2018	28,957,652
11/1/2018	21,794,777
5/1/2019	14,652,365
11/1/2019	7,296,939
5/1/2020	-

*	Preliminary; subject to change.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC	PRELIMINARY TERM SHEET	August 9, 2010

True-up Mechanism for Payment of Scheduled Principal and Interest

The Act authorizes, and the financing order requires, that the servicer will make mandatory true-up adjustments semi-annually (or quarterly during the period between the scheduled final payment date and the legal final maturity of the bonds) to ensure that storm recovery charge collections will be sufficient to make all scheduled payments of principal, interest and other required amounts and charges in respect of the bonds during the next two payment periods (approximately 12 months) and to replenish any draws upon the capital subaccount.  Storm recovery property is not a pool of receivables and, through the true up mechanism, all retail electric customers will cross share in the liabilities for all other retail electric customers for the payment of storm recovery charges in the event that forecasted sales to any customer class decreases by more than 10% of base period sales.

The following describes the mechanics for implementing the true-up mechanism on all retail electric customers based on their consumption of electricity. (See also “Key Questions and Answers on the True-Up Mechanism” on page 6.)

MANDATORY SEMI-ANNUAL TRUE-UPS FOR PAYMENT OF SCHEDULED PRINCIPAL, INTEREST AND OTHER COSTS

STEP 1:
Twice a year, Entergy Arkansas computes the total dollar requirement for the bonds for the upcoming 12 months, which includes scheduled principal and interest payments and all other permitted costs of the transaction, adjusted to correct any prior undercollection or overcollection.

STEP 2:	Entergy Arkansas allocates this total dollar requirement among specific customer classes.

STEP 3:	Entergy Arkansas forecasts consumption by each customer class.

STEP 4:
Entergy Arkansas divides the total dollar requirement for each customer class by the forecasted consumption to determine the storm recovery charge for that customer class and in the event that forecasted sales to any customer class decreases by more than 10% of base period sales, all retail electric customers will cross share in the liabilities of all other retail electric customers for the payment of storm recovery charges.

STEP 5:
Entergy Arkansas must make a true-up filing with the APSC, specifying such adjustments to the storm recovery charges as may be necessary, regardless of the reason for the difference between forecasted and required collections.  The APSC will confirm the mathematical accuracy of the submission and approve the imposition of the adjusted storm recovery charges within 15 days.  The adjusted storm recovery charges will be implemented with the first billing cycle of Entergy Arkansas’ next billing month after the true-up adjustment is filed with the APSC.  Any errors identified by the APSC will be corrected in the next true-up adjustment.

STABLE AVERAGE LIFE

Severe stress cases on electricity consumption result in no measurable changes in the weighted average life of the storm recovery bonds.

For the purposes of preparing the table below, the following assumptions, among others, have been made:  (i) the forecast error stays constant over the life of the bonds and is equal to an overestimate of electricity consumption of 5% (1.26 standard deviations from mean) or 15% (4.77 standard deviations from mean) and (ii) Entergy Arkansas or a successor servicer makes timely and accurate filings to true-up the storm recovery charges semi-annually.  There can be no assurance that the weighted average life of the bonds will be as shown.

Weighted Average Life Sensitivity

Tranche	Expected Weighted Avg. Life (“WAL”) (yrs)	WAL
		-5% (1.26 Standard Deviations from Mean)		-15% (4.77 Standard Deviations from Mean)
		WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*
A-1	5.45	5.45	0	5.45	-1

* Number is rounded to whole days.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC	PRELIMINARY TERM SHEET	August 9, 2010

Glossary

“storm recovery charges”
Storm recovery charges are statutorily-created, nonbypassable, consumption-based per kilowatt hour, per kilowatt or per kilovolt-Amperes charges.  Storm recovery charges are irrevocable and payable, through Entergy Arkansas by existing and future retail electric customers who consume electricity that is transmitted or distributed within EAI’s certificated service territory.  There is no “cap” on the level of storm recovery charges that may be imposed on retail electric customers as a result of the true-up mechanism.  In the event that forecasted sales to any customer class decreases by more than 10% of base period sales, all retail electric customers will cross share in the liabilities of all other retail electric customers for the payment of storm recovery charges through the true-up mechanism.

“principal payments”	Principal will be paid semi-annually. Please see “Expected Sinking Fund Schedule.”
“sinking fund”	The amortization method providing for payments of scheduled principal. Please see “Expected Sinking Fund Schedule.”
“ratings”
A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  No person is obligated to maintain the rating on any bond, and, accordingly, there can be no assurance that the ratings assigned to the bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC	PRELIMINARY TERM SHEET	August 9, 2010

We and Entergy Arkansas have filed a registration statement (including a prospectus and prospectus supplement) (Registration Nos. 333-168010 and 333-168010-01) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  You can also obtain copies of the registration statement from the SEC upon payment of prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices at 100 F Street, N.E., Washington, D.C. 20549.  Alternatively, we, Morgan Stanley & Co. Incorporated (the “Underwriter”) or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling the Underwriter toll free at 1-866-718-1649.

This Preliminary Term Sheet is not required to contain all information that is required to be included in the prospectus and prospectus supplement that have been prepared and provided to you for the securities offering to which this Preliminary Term Sheet relates.  The prospectus and prospectus supplement contain material information not contained herein, and the prospective purchasers are referred to the prospectus and prospectus supplement, including the final prospectus and prospectus supplement.  The prospectus and prospectus supplement contain all material information in respect to the bonds.  This Preliminary Term Sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Preliminary Term Sheet is preliminary, and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale.  This Preliminary Term Sheet is being delivered to you solely to provide you with information about the offering of the bonds referred to herein.  The bonds are being offered when, as and if issued.  In particular, you are advised that these securities are subject to modification or revision (including, among other things, the possibility that the bonds may be split, combined or eliminated), at any time prior to the availability of a final prospectus.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Preliminary Term Sheet is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded to the extent inconsistent with any legends or other information contained herein.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Neither the SEC nor any state securities commission has approved or disapproved of the bonds or determined if this Preliminary Term Sheet is truthful or complete.  Any representation to the contrary is a criminal offense.

Price and availability of the bonds are subject to change without notice.

Neither the State of Arkansas nor the APSC is acting as an agent for the issuer or its affiliates in connection with the proposed transaction.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC	PRELIMINARY TERM SHEET	August 9, 2010

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF SINGAPORE

THE UNDERWRITER ACKNOWLEDGES THAT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE, AND THE BONDS WILL BE OFFERED PURSUANT TO EXEMPTIONS UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SECURITIES AND FUTURES ACT”). ACCORDINGLY, THE BONDS MAY NOT BE OFFERED OR SOLD OR MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE NOR MAY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF BONDS BE CIRCULATED OR DISTRIBUTED WHETHER DIRECTLY OR INDIRECTLY TO ANY PERSON IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1) OF THE SECURITIES AND FUTURES ACT, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SECURITIES AND FUTURES ACT, AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275 OF THE SECURITIES AND FUTURES ACT, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SECURITIES AND FUTURES ACT.

EACH OF THE FOLLOWING PERSONS SPECIFIED IN 275 OF THE SECURITIES AND FUTURES ACT WHICH HAS SUBSCRIBED OR PURCHASED THE BONDS, NAMELY A PERSON WHO IS:

(A)           A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE OF THE SECURITIES AND FUTURES ACT)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)           A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

SHOULD NOTE THAT SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERRED WITHIN SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE BONDS UNDER SECTION 275 OF THE SFA EXCEPT:

(1)
TO AN INSTITUTIONAL INVESTOR (FOR CORPORATIONS, UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT) OR TO A RELEVANT PERSON DEFINED IN SECTION 275(1) AND SECTION 275(1A) OF THE SECURITIES AND FUTURES ACT, RESPECTIVELY AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SECURITIES AND FUTURES ACT;

(2)	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

(4)	PURSUANT TO SECTION 276(7) OF THE SECURITIES AND FUTURES ACT.

NOTICE TO RESIDENTS OF PEOPLE’S REPUBLIC OF CHINA

THE UNDERWRITER HAS REPRESENTED AND AGREED THAT NEITHER IT NOR ANY OF ITS AFFILIATES HAS OFFERED OR SOLD OR WILL OFFER OR SELL ANY OF THE BONDS IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN) AS PART OF THE INITIAL DISTRIBUTION OF THE BONDS.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE STATE DOES NOT REPRESENT THAT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY BONDS MAY BE LAWFULLY OFFERED, IN COMPLIANCE OF ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE STATE WHICH WOULD PERMIT A PUBLIC OFFERING OF ANY BONDS OR THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS  IN THE PRC. ACCORDINGLY, THE BONDS ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

NOTICE TO RESIDENTS OF JAPAN

THE BONDS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)) AND, ACCORDINGLY, THE UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT IT WILL NOT OFFER OR SELL ANY BONDS, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS OF JAPAN. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANISED UNDER THE LAWS AND REGULATIONS OF JAPAN.

NOTICE TO RESIDENTS OF HONG KONG

THE UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT ISSUED, OR HAD IN ITS POSSESSION FOR THE PURPOSE OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION, OR DOCUMENT RELATING TO THE BONDS WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO BONDS WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES MADE UNDER THAT ORDINANCE.

THE CONTENTS OF THIS DOCUMENT HAVE NOT BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER OF THE BONDS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS DOCUMENT, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION THAT WOULD PERMIT A PUBLIC OFFERING OF ANY OF THE BONDS, OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER OFFERING MATERIAL, IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED.  THE UNDERWRITER SHALL COMPLY WITH ALL RELEVANT LAWS, REGULATIONS AND DIRECTIVES IN EACH JURISDICTION IN WHICH IT PURCHASES, OFFERS, SELLS OR DELIVERS BONDS OR HAS IN ITS POSSESSION OR DISTRIBUTES THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR ANY OTHER OFFERING MATERIAL, IN ALL CASES AT ITS OWN EXPENSE.

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), THE UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND PUBLISHED AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE AS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, UNTIL THE END DATE SPECIFIED IN SUCH PROSPECTUS, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF SUCH BONDS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE:

(A)           TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)           TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS;

(C)           TO FEWER THAN 100 NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUER FOR ANY SUCH OFFER; OR

(D)           IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE,

PROVIDED THAT NO SUCH OFFER OF THE BONDS REFERRED TO ABOVE SHALL REQUIRE THE STATE OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE OR SUPPLEMENT A PROSPECTUS PURSUANT TO ARTICLE 16 OF THE PROSPECTUS DIRECTIVE.

FOR PURPOSES OF THIS PROVISION, THE EXPRESSION AN “OFFER OF THE BONDS TO THE PUBLIC” IN RELATION TO ANY BONDS IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE BONDS, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE, AND THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE UNDERWRITER HAS REPRESENTED AND AGREED THAT (I) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT  2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE STATE; AND (II) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE BONDS IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.